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                                                                 EXHIBIT (4)(b)

                                                              September 7, 2012

American Funds Insurance Series
American Funds Distributors, Inc.
American Funds Service Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Michael J. Downer, Senior Vice President

Re: (1) Fund Participation Agreement among each of SunAmerica Annuity and Life Assurance Company (formerly AIG SunAmerica Life Assurance Company and Anchor National Life Insurance Company) ("SAAL"), SunAmerica Series Trust and Capital Research and Management ("CRMC") dated August 30, 2006, as amended;

    (2) Fund Participation Agreement among each of SAAL, American Funds Insurance Series ("AFIS") and CRMC dated September August 30, 2002, as amended;

    (3) Business Agreement by and among SAAL, SunAmerica Capital Services, Inc. ("SACS"), American Funds Distributors, Inc. ("AFD") and CRMC dated September 1, 2006, as amended;

    (4) Business Agreement by and among SAAL, SACS, AFD and CRMC dated September 30, 2002, as amended;

    (5) Information Sharing Agreement by and between SAAL and American Funds Services Company on behalf of AFIS, dated April 16, 2007

    (6) Business Agreement between American General Life Insurance Company of Delaware (formerly AIG Life Insurance Company) ("AGL of Delaware"), American Funds Distributors, Inc. and American Funds Service Company dated August 15, 2002 ("AGL of Delaware Agreement")

    (7) Rule 22c-2 Information Sharing and Restricted Trading Agreement by and between AGL of Delaware and American Funds Service Company dated April 16, 2007 (also referred to as "AGL of Delaware Agreement") (each an "Agreement", and collectively, the "Agreements") (SAAL and AGL of Delaware collectively referred to hereinafter as the "Merged Companies")

Dear Fund Partner:

    Effective December 8, 2009, AGL of Delaware changed its name from AIG Life Insurance Company to American General Life Insurance Company of Delaware. Any and all references in the AGL of Delaware Agreements to AIG Life Insurance Company shall be changed to American General Life Insurance Company of Delaware or AGL of Delaware, as appropriate.

    As you may already be aware, the Merged Companies will be merging with and into American General Life Insurance Company ("American General"), the surviving company, effective January 1, 2013 (hereinafter referred to as the "Merger").

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American Funds Insurance Series
September 7, 2012
Page 2 of4

   Your companies and/or related trusts have agreements with each of the Merged Companies pursuant to which your companies' retail investment companies and/or related trust(s) acted as an investment vehicle for separate accounts established by the Merged Companies for variable universal life insurance policies and/or variable annuity contracts (the "Contracts").

   As a result of the Merger, if any of the Merged Companies were a party to the Agreements, then all rights, duties and obligations arising under the Agreements would be effectively assumed by American General which company will assume the rights, duties and obligations of each of the Merged Companies thereunder.

   To the extent applicable law and/or any of the Agreements require prior written consent for the assignment and continuation of the Agreements, please sign below indicating such consent to assign the rights, duties and obligations of each of the Merged Companies to American General. To the extent applicable, your signature below is deemed consent to an effective date of January 1, 2013 for any of the Agreement(s) providing for the payment of fees pursuant to Rule 12b-l of the Investment Company Act of 1940, as amended, under the terms of such agreement(s). The foregoing shall not affect any existing obligation to pay such fees through December 31, 2012 or subsequent to the new effective date.

   Except to the extent amended by this letter agreement, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified, re-executed, and confirmed in all respects. This letter may be signed in counterparts, all of which, taken together, are deemed to be an original. Signatures may be sent via facsimile or e-mail.

   IN WITNESS WHEREOF, the undersigned has caused this letter agreement to be executed as of the date first above written.

SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY

By:     /s/ Jana W. Greer
        ------------------------------
Name:   Jana W. Greer
Title:  President and Chief Executive Officer

SUNAMERICA CAPITAL SERVICES, INC.

By:     /s/ Mallary L. Reznik
        ------------------------------
Name:   Mallary L. Reznik
Title:  Vice President

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American Funds Insurance Series
September 7, 2012
Page 3 of 4

SUNAMERICA SERIES TRUST

By:     /s/ Nori L. Gabert
        ----------------------------
Name:   Nori L. Gabert
Title:  Vice President and Secretary

AMERICAN GENERAL LIFE INSURANCE COMPANY
AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE

                                                   ATTEST:

By:     /s/ Rodney Rishel                                  /s/ Debra L. Herzog
        ---------------------------------------    By:     -------------------------------------------
Name:   Rodney Rishel                              Name:   Debra L. Herzog
Title:  Senior Vice President                      Title:  Assistant Secretary

Consented to, acknowledged and agreed:

AMERICAN FUNDS DISTRIBUTORS, INC.

By:     /s/ Timothy W. McHale
        ---------------------------------------
Name:   Timothy W. McHale
Title:  Secretary                                          Approved for Signature by CRMC Legal Dept. [LOGO]

CAPITAL RESEARCH AND MANAGEMENT

By:     /s/ Michael J. Downer
        ---------------------------------------
Name:   Michael J. Downer
Title:  Senior Vice President and Secretary

AMERICAN FUNDS INSURANCE SERIES

By:     /s/ Michael J. Downer
        ---------------------------------------
Name:   Michael J. Downer
Title:  Executive Vice President and Principal
        Executive Officer

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American Funds Insurance Series
September 7, 2012
Page 4 of 4

AMERICAN FUNDS SERVICES COMPANY

By:     /s/ Angela M. Mitchell
        -------------------------
Name:   Angela M. Mitchell
Title:  Secretary